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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 25, 2001



                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact name of registrant as specified in its charter)



                                 The Netherlands
                 (State or other jurisdiction of incorporation)



         1-12815                                             N.A.
(Commission File Number)                       (IRS Employer Identification No.)

         Polarisavenue 31
         2132 JH Hoofddorp
         The Netherlands                                     N.A.
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: 31-23-568-5660

                                      N.A.
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

(a) On October 25, 2001, the U.S. Federal Trade Commission ("FTC") announced its decision to file an administrative complaint challenging the Company's February 2001 acquisition of certain assets of the Engineered Construction Division of Pitt-Des Moines, Inc. The complaint alleges that the acquisition violated Federal antitrust laws by substantially lessening competition in certain field erected specialty industrial storage tank product lines in the United
States: LNG tanks, LPG tanks, LIN/LOX/LAR tanks, and thermal vacuum chambers. These product lines challenged by the FTC do not represent (or constitute) commercially viable markets in the United States. The FTC is seeking various remedies, including an order that would re-establish two distinct and separate, viable and competing businesses engaged in the design, engineering, fabrication, construction and sale of the relevant product lines.

The Company believes the complaint is without substantive merit and intends to defend the action. The Company is unable to assess the ultimate outcome or potential effect of this proceeding on its business, financial condition and results of operations.

A copy of the Company's press release dated October 25, 2001 is attached as an exhibit hereto.

(b) The Company issued a press release dated November 1, 2001 announcing its results of operations for the third quarter ended September 30, 2001, a copy of which is attached as an exhibit hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        Exhibits

           (1) Company Press Release dated October 25, 2001.

           (2) Company Press Release dated November 1, 2001.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CHICAGO BRIDGE & IRON COMPANY N.V.
                                         By:  Chicago Bridge & Iron Company B.V.
                                         Its: Managing Director


Date:  November 1, 2001                  By: /s/ Gerald M. Glenn
                                             -----------------------------------
                                             Managing Director